SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2015 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina 28211
(Address of Principal Executive Offices)

(704) 521-8077
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2015, root9B Technologies, Inc., a Delaware corporation (the “Company”) held the initial closing of its private placement of up to 7,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), along with warrants to purchase up to 1,750,000 shares of Common Stock, representing twenty-five percent (25%) warrant coverage (the “Warrants”), to certain accredited investors (the “Investors”), including certain officers and directors of the Company, pursuant to securities purchase agreements (the “Agreements") by and between the Company and each Investor.  At the initial closing, the Company sold an aggregate of 768,864 shares of Common Stock at a price of $1.10 per share, along with 192,216 Warrants, for an aggregate purchase price of $845,750.  Following the initial closing, the Company may sell up to an additional 6,231,136 shares of Common Stock, along with 1,557,784 Warrants, at additional closings, which may be conducted on a rolling basis until December 31, 2015, unless extended by the Company’s board of directors.

The Warrants have a term of five years, an exercise price of $1.50 per share and may be exercised at any time from or after the date of issuance. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment for certain stock dividends or stock splits, or any reclassification of the outstanding securities of, or reorganization of, the Company.

The Common Stock and Warrants were issued and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder, as well as comparable exemptions under applicable state securities laws, as transactions by an issuer not involving a public offering.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any Investor in connection with the offering.  Moreover, each Investor represented to the Company that (1) it is an accredited investor, as that term is defined under Regulation D of the Securities Act, in the United States, acquiring the Common Stock and Warrants for investment purposes only and not with a view to or for sale in connection with any distribution thereof, (2) either alone or with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment, and (3) it had the opportunity to review the Company’s public filings and was afforded (a) the opportunity to ask questions and receive answers from the Company concerning the conditions of the offering, (b) access to information about the Company sufficient to enable such Investor to evaluate its investment in the Company, and (c) the opportunity to obtain such additional information that the Company possessed or could acquire without unreasonable effort or expense necessary to make an informed investment decision.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of securities purchase agreement and form of warrant, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

10.2	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: November 12, 2015	By:	/s/ Joseph J. Grano
Joseph J. Grano
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

10.2	Form of Warrant.